(g)(5)(ii)

AMENDMENT TO

SECURITIES LENDING AGREEMENT AND GUARANTY

THIS AMENDMENT TO SECURITIES LENDING AGREEMENT AND GUARANTY (“Amendment”) is made effective as of the 1st day of October, 2011 (the “Effective Date”), by and between THE BANK OF NEW YORK MELLON, formerly known as The Bank of New York (the “Bank”) and each Investment Company and each Series thereof listed on Exhibit A (each a “Lender”).

WHEREAS, the Lender and the Bank have entered into a certain Securities Lending Agreement and Guaranty dated as of August 7, 2003 (as amended, modified or supplemented from time to time, the “Agreement”); and

WHEREAS, The Bank of New York is now known as The Bank of New York Mellon; and

WHEREAS, the Lender and the Bank desire to amend the Agreement in certain respects as hereinafter provided:

NOW, THEREFORE, the parties hereto, each intending to be legally bound, do hereby agree as follows:

1.       From and after the Effective Date, the Agreement is hereby amended by deleting Schedule I therefrom in its entirety and substituting in lieu thereof a new Schedule I identical to that which is attached hereto as Attachment 1.

2.       From and after the Effective Date, the terms of this Amendment shall supersede and replace terms of the Custody & Fund Accounting Fee Schedule for ING Funds effective October, 1, 2008 relating to Securities Lending.

3.       From and after the Effective Date, the Agreement is hereby amended by deleting Article V, Section 8 (entitled “Agent’s Fee”) and substituting in lieu thereof the following:

8.       AGENT’S FEE In consideration for the securities lending services to be provided by the Bank hereunder, the Bank shall be entitled to retain 3% of the net securities lending revenues generated under this Agreement as compensation for its securities lending services (the “Agent’s Fee”) and Lender shall be entitled to the remainder of such net securities lending revenues. For purposes hereof, net securities lending revenues shall mean (i) all Securities Loan Fees; plus (ii) all Proceeds and earnings from the investment and reinvestment of Cash Collateral minus Rebate. Bank is hereby authorized to charge such compensation against and collect and or retain such compensation from the revenues derived from the securities lending activities conducted on behalf of Lender pursuant to this Agreement.”

  Unless this Agreement is sooner terminated in accordance with the provisions hereof or unless otherwise agreed in writing by the parties hereto, the Agent’s Fee set forth herein shall remain in effect for a period of three years commencing on the Effective Date after which the parties hereto agree to renegotiate the applicable agent’s fee in good faith.

4.       Except as expressly amended hereby, all of the provisions of the Agreement shall continue in full force and effect; and are hereby ratified and confirmed in all respects. Upon the effectiveness of this Amendment, all references in the Agreement to “this Agreement” (and all indirect references such as “herein”, “hereby”, “hereunder” and “hereof”) shall be deemed to refer to the Agreement as amended by this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

THE BANK OF NEW YORK MELLON By:/s/ William P. Kelly Name: William P. Kelly Title: Managing Director

ING Asia Pacific High Dividend Equity Income Fund,
ING Emerging Markets High Dividend Equity Fund,
ING Equity Trust, ING Funds Trust, ING Global
Advantage and Premium Opportunity Fund, ING
Global Equity Dividend and Premium Opportunity
Fund, ING Infrastructure, Industrials and Materials
Fund, ING International High Dividend Equity Income
Fund, ING Investors Trust, ING Mayflower Trust, ING
Mutual Funds, ING Partners, Inc., ING Risk Managed
Natural Resources Fund, ING Separate Portfolios
Trust, ING Series Fund, Inc., ING Strategic Allocation
Portfolios, Inc., ING Variable Funds, ING Variable
Portfolios, Inc., ING Variable Products Trust, ING
Balanced Portfolio, Inc., ING Intermediate Bond
Portfolio, and ING Money Market Portfolio on behalf
of each Investment Company and each Series
thereof listed on Exhibit A hereto.

By:/s/ Todd Modic

      Todd Modic

      Senior Vice President

(g)(5)(ii)

EXHIBIT A

Lenders

Fund	BNY Account Number (domestic/global)

ING Asia Pacific High Dividend Equity Income Fund	470269

ING Emerging Markets High Dividend Equity Fund	471840

ING Equity Trust

ING Equity Dividend Fund	471164

ING Growth Opportunities Fund	464733

ING MidCap Opportunities Fund	464741

ING Mid Cap Value Fund	472138 composite 472391 RBC 472393 Wellington

ING Real Estate Fund	464746

ING SmallCap Opportunities Fund	464743

ING Value Choice Fund	464786

ING Funds Trust

ING GNMA Income Fund	464012

ING High Yield Bond Fund	464010

ING Intermediate Bond Fund	464006

ING Global Advantage and Premium Opportunity Fund	464792 domestic 464790 global 464791 composite

ING Global Equity Dividend and Premium Opportunity Fund	464767

ING Infrastructure, Industrials and Materials Fund	Equity – 471149 Composite – 471153 Derivative – 471155

ING International High Dividend Equity Income Fund	IIM – 471086 IIMA Europe – 471088 IIM Asia/Pacific – 471090

ING Investors Trust

ING American Funds Asset Allocation Portfolio	471146

ING American Funds Bond Portfolio	471173

ING American Funds Global Growth and Income Portfolio	471338

Fund	BNY Account Number (domestic/global)

ING American Funds Growth Portfolio	464755

ING American Funds International Growth and Income Portfolio	471326

ING American Funds International Portfolio	464761

ING American Funds World Allocation Portfolio	471391

ING Artio Foreign Portfolio	279606

ING BlackRock Health Sciences Opportunities Portfolio	464704

ING BlackRock Inflation Protected Bond Portfolio	470551

ING BlackRock Large Cap Growth Portfolio	279607

ING Clarion Global Real Estate Portfolio	464280

ING Clarion Real Estate Portfolio	058086

ING Core Growth and Income Portfolio	058401/279601

ING DFA Global Allocation Portfolio	471616

ING DFA World Equity Portfolio	Composite – 471087 Large Cap Market 10 – 471096 U.S. Blue-Chip 10 – 471094 Int’l Blue-Chip 75 – 471144 Small Cap 40 – 471170 25 Fund – 471098

ING FMR® Diversified Mid Cap Portfolio	058404

ING Franklin Income Portfolio	464703

ING Franklin Mutual Shares Portfolio	470549

ING Franklin Templeton Founding Strategy Portfolio	470550

ING Global Resources Portfolio	058085

ING Goldman Sachs Commodity Strategy Portfolio	471201

ING Invesco Van Kampen Growth and Income Portfolio	058090

ING JPMorgan Emerging Markets Equity Portfolio	058096

ING JPMorgan Small Cap Core Equity Portfolio	279610

ING Large Cap Growth Portfolio	464706

ING Large Cap Value Portfolio	470567

ING Limited Maturity Bond Portfolio	058082

ING Liquid Assets Portfolio	058081

ING Marsico Growth Portfolio	058101

ING MFS Total Return Portfolio	058100

ING MFS Utilities Portfolio	464584

ING Morgan Stanley Global Franchise Portfolio	279605

ING Oppenheimer Active Allocation Portfolio	471395

ING PIMCO High Yield Portfolio	464018

ING PIMCO Total Return Bond Portfolio	058103

ING Pioneer Fund Portfolio	464578

ING Pioneer Mid Cap Value Portfolio	464580

ING Retirement Conservative Portfolio	471092

Fund	BNY Account Number (domestic/global)

ING Retirement Growth Portfolio	464996

ING Retirement Moderate Growth Portfolio	464994

ING Retirement Moderate Portfolio	464992

ING T. Rowe Price Capital Appreciation Portfolio	058084

ING T. Rowe Price Equity Income Portfolio	058087

ING T. Rowe Price International Stock Portfolio	464576

ING Templeton Global Growth Portfolio	058095

ING U.S. Stock Index Portfolio	464701

ING Mayflower Trust

ING International Value Fund	Brandes Sleeve – 464212 del Rey Sleeve – 472491 IIM Sleeve – 471400 Composite - 471399

ING Mutual Funds

ING Diversified International Fund	464292

ING Emerging Countries Fund	464214

ING Emerging Markets Equity Fund	Composite – 472158 JPM – 472392 Delaware – 472394

ING Global Bond Fund	464773

ING Global Equity Dividend Fund	464751

ING Global Natural Resources Fund	464210

ING Global Opportunities Fund	464202

ING Global Real Estate Fund	464220

ING Global Value Choice Fund	464218

ING Greater China Fund	464286

ING Index Plus International Equity Fund	464282

ING International Capital Appreciation Fund	464282

ING International Core Fund	Composite – 472496 Thornburg Sleeve – 472502 Wellington Sleeve – 472498

ING International Growth Fund	Composite – 472499 Baillie Gifford Sleeve – 472492 T. Rowe Price Sleeve – 472500

ING International Real Estate Fund	464298

ING International SmallCap Multi-Manager Fund	464216

ING International Value Choice Fund	464278

ING Russia Fund	464208

Fund	BNY Account Number (domestic/global)

ING Partners, Inc.

ING American Century Small-Mid Cap Value Portfolio	464515/464521 Composite - 464501

ING Baron Small Cap Growth Portfolio	464504

ING Columbia Small Cap Value II Portfolio	Team II, Sleeve 1 – 464785 Team I, Sleeve II – 471330 Composite – 471329

ING Davis New York Venture Portfolio	464546

ING Fidelity® VIP Contrafund® Portfolio	464564

ING Fidelity® VIP Equity-Income Portfolio	464568

ING Fidelity® VIP Mid Cap Portfolio	464566

ING Global Bond Portfolio	464548

ING Index Solution 2015 Portfolio	471152

ING Index Solution 2020 Portfolio	472397

ING Index Solution 2025 Portfolio	471154

ING Index Solution 2030 Portfolio	472495

ING Index Solution 2035 Portfolio	471158

ING Index Solution 2040 Portfolio	472399

ING Index Solution 2045 Portfolio	471159

ING Index Solution 2050 Portfolio	472493

ING Index Solution 2055 Portfolio	471368

ING Index Solution Income Portfolio	471151

ING Invesco Van Kampen Comstock Portfolio	464512

ING Invesco Van Kampen Equity and Income Portfolio	464536

ING JPMorgan Mid Cap Value Portfolio	464506

ING Oppenheimer Global Portfolio	464508

ING PIMCO Total Return Portfolio	464510

ING Pioneer High Yield Portfolio	464032

ING Solution 2015 Portfolio	464590

ING Solution 2020 Portfolio	472588

ING Solution 2025 Portfolio	464594

ING Solution 2030 Portfolio	472590

ING Solution 2035 Portfolio	464596

ING Solution 2040 Portfolio	472398

ING Solution 2045 Portfolio	464574

ING Solution 2050 Portfolio	472589

ING Solution 2055 Portfolio	471370

ING Solution Aggressive Growth Portfolio	471926

ING Solution Conservative Portfolio	471928

ING Solution Growth Portfolio	471083

Fund	BNY Account Number (domestic/global)

ING Solution Income Portfolio	464586

ING Solution Moderate Portfolio	471082

ING T. Rowe Price Diversified Mid Cap Growth Portfolio	464534

ING T. Rowe Price Growth Equity Portfolio	464530

ING Templeton Foreign Equity Portfolio	464200

ING Thornburg Value Portfolio	464522

ING UBS U.S. Large Cap Equity Portfolio	464520

ING Risk Managed Natural Resources Fund	464763

ING Separate Portfolios Trust

ING SPorts Core Fixed Income Fund	470568

ING Series Fund, Inc.

ING Alternative Beta Fund	471392

ING Capital Allocation Fund	464722

ING Core Equity Research Fund	464723

ING Corporate Leaders 100 Fund	471161

ING Global Target Payment Fund	471174

ING Index Plus LargeCap Fund	464726

ING Index Plus MidCap Fund	464727

ING Index Plus SmallCap Fund	464725

ING Money Market Fund	464064

ING Small Company Fund	464729

ING Tactical Asset Allocation Fund	471160

ING Strategic Allocation Portfolios, Inc.

ING Strategic Allocation Conservative Portfolio	464420

ING Strategic Allocation Growth Portfolio	464418

ING Strategic Allocation Moderate Portfolio	464416

ING Variable Funds

ING Growth and Income Portfolio	464402

ING Variable Portfolios, Inc.

ING Australia Index Portfolio	472489

ING BlackRock Science and Technology Opportunities Portfolio	464422

ING Euro STOXX 50® Index Portfolio	471356

ING FTSE 100 Index® Portfolio	471369

ING Hang Seng Index Portfolio	471349

Fund	BNY Account Number (domestic/global)

ING Index Plus LargeCap Portfolio	464406

ING Index Plus MidCap Portfolio	464408

ING Index Plus SmallCap Portfolio	464410

ING International Index Portfolio	471167

ING Japan TOPIX Index® Portfolio	471417

ING RussellTM Large Cap Growth Index Portfolio	471346

ING Russell™ Large Cap Index Portfolio	471172

ING RussellTM Large Cap Value Index Portfolio	471352

ING RussellTM Mid Cap Growth Index Portfolio	471354

ING Russell™ Mid Cap Index Portfolio	471168

ING Russell™ Small Cap Index Portfolio	471166

ING Small Company Portfolio	464414

ING U.S. Bond Index Portfolio	471169

ING WisdomTreeSM Global High-Yielding Equity Index Portfolio	471145

ING Variable Products Trust

ING International Value Portfolio	464464

ING MidCap Opportunities Portfolio	464444

ING SmallCap Opportunities Portfolio	464450

ING Balanced Portfolio, Inc.	464428

ING Balanced Portfolio

ING Intermediate Bond Portfolio	464400

ING Money Market Portfolio	464412

(g)(5)(ii)

ATTACHMENT 1

to

AMENDMENT TO SECURITIES LENDING AGREEMENT AND GUARANTY

dated August 7, 2003

which Amendment is made and effective as of October 1, 2011, by and between THE BANK OF NEW YORK MELLON, formerly known as The Bank of New York (the “Bank”) and each Investment Company and each Series thereof listed on Exhibit A hereto (each a “Lender”)

SCHEDULE I

to

SECURITIES LENDING AUTHORIZATION AGREEMENT AND GUARANTY

THE BANK OF NEW YORK MELLON, formerly known as The Bank of New York (the “Bank”) and each Investment Company and each Series thereof listed on Exhibit A thereto (each a “Lender”) (the “Agreement”)

APPROVED INVESTMENTS

In accordance with the Agreement, Cash Collateral received by Bank on behalf of Lender shall be held in a the Collateral Account established and maintained by Bank for Lender and shall be invested and maintained in accordance with the following guidelines:

Amortized Cost

Cash collateral which is invested on behalf of the Lender by Bank will be held and maintained by the Bank in the Collateral Account on an amortized cost, rather than market value basis. If non-cash assets are to be sold prior to their maturity for purposes of effecting a withdrawal from the Collateral Account, it is possible that a loss may be realized. In addition, there is no guarantee that the Collateral Account will continue to be maintained on a cost, rather than a market value basis. The amortized or book value of the Collateral Account’s assets and underlying fair market value of its assets may differ to a certain degree, and accordingly, deposits or withdrawals to or from the Collateral Account utilizing such amortized or book value may be made when the fair market value of the underlying assets of the Collateral Account is less than, or exceeds, such amortized or book value.

Allowable Investments: The Bank is hereby Authorized to invest and reinvest Cash Collateral in the following U.S. Dollar denominated investments:

1.	The BNY Mellon Overnight Government Fund, a series of the BNY Institutional Cash Reserves Trust; and

2.	Repurchase Transactions subject to the following:

•

Repurchase Transactions shall be entered into pursuant to one or more written agreements between the Bank, as agent for the Lender, as buyer, and each counterparty, as seller (each a “Counterparty”) substantially in the form of the Bond Market Association Master Repurchase Agreement (“Repurchase Agreement”).

•

Repurchase obligations of each Counterparty shall be collateralized at not less than 102% and shall be collateralized with (i.e., Purchased Securities, as defined in the Repurchase Agreement, shall consist of) securities issued or fully guaranteed by the United States Treasury; United States government or any agency, instrumentality or authority of the of the United States government

•	Repurchase Transactions shall not have a final maturity date (i.e., Repurchase Date) longer than one business day as of the date of initiation of any Repurchase Transaction.

•

Notwithstanding any other provision of the Agreement if for any reason a Counterparty to any Repurchase Transaction (as defined below) entered into by the Bank, as Buyer, on behalf of the Lender pursuant hereto shall fail to redeliver to the Bank the Purchase Price upon the termination of such Repurchase Transaction (i.e., the Repurchase Date) as and when required, the Bank shall promptly sell the Purchased Securities held by the Bank in respect of such Repurchase Transaction in a commercially reasonable manner and immediately deposit the proceeds of such sale (“Proceeds”) to the Collateral Account. If the Proceeds are less than the Purchase Price required to have been redelivered by the Counterparty to the Bank on the Repurchase Date, the Bank shall, at Bank’s cost and expense, promptly deposit the amount of such difference to the Collateral Account. The term “Repurchase Transaction” means each transaction entered into between the Bank, as agent for the Lender, and a Counterparty under the terms of a Repurchase Agreement pursuant to which the Counterparty initially transfers securities to the Bank (the “Purchased Securities”), for the account of the Lender and the Bank transfers cash to the Counterparty (the “Purchase Price”). Lender agrees, without the execution of any documents or the giving of any notice, that Bank is and will remain subrogated to all of Lender’s rights under the relevant Repurchase Agreement to the extent of any payment, loss or expense or credit by the Bank pursuant hereto including, but not limited to, Lender’s rights with respect to Purchased Securities held in respect of any such Repurchase Transaction. Lender agrees to execute and deliver to Bank such documents as Bank may reasonably require and otherwise to co-operate reasonably with Bank to effectuate the forgoing subrogation. If for any reason the Bank cannot assert any such rights and remedies against the Counterparty to any such Repurchase Transaction and/or its successors and assigns in its own right, the Lender shall, at the expense of the Bank, file and prosecute such complaints and lawsuits and take such action as the Bank may reasonably request in connection with the recovery of any such payment, loss or expense and shall otherwise cooperate reasonably with the Bank in any such claim or litigation.

2